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                                                Page 9 of 9 Pages

                             EXHIBIT A
              AGREEMENT PURSUANT TO RULE 13D-1(F)(1)

     The undersigned persons agree and consent to the joint filing on their behalf of this Schedule 13G in connection with their beneficial ownership of the common stock of Marcam Corporation at December 31, 1996 and agree that this filing is filed on behalf of each of them.


                            CLOVER CAPITAL MANAGEMENT, INC.


                               s/ Michael E. Jones
Date:  FEBRUARY 7, 1997     By:--------------------------
                               Michael E. Jones
                               Managing Director



                           s/ Michael E. Jones
Date:  FEBRUARY 7, 1997    ------------------------------
                            Michael E. Jones



                           s/ Geoffrey H. Rosenberger
Date:  FEBRUARY 7, 1997    ------------------------------
                            Geoffrey H. Rosenberger



                            s/ Charles W. Ruff
Date:  FEBRUARY 7, 1997     -----------------------------
                            Charles W. Ruff